EX-99.3

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF FIRST MAINSTREET FINANCIAL, LTD. AS OF DECEMBER 31, 2004 AND 2003 AND FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

AMENDMENT NO. 1 TO FORM 8-K DATED OCTOBER 1, 2005

Filed on October 5, 2005 – Period 10/1/2005

File Number 000-51556

Report of Independent Registered Public Accounting Firm

To the Board of Directors

First MainStreet Financial, Ltd.

Longmont, Colorado

We have audited the accompanying consolidated balance sheets of First MainStreet Financial, Ltd. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First MainStreet Financial, Ltd. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Des Moines, Iowa

February 11, 2005

McGladrey & Pullen, LLP is an independent member firm of RSM International,

an affiliation of separate and independent legal entities

First MainStreet Financial, Ltd. and Subsidiaries

Consolidated Balance Sheets

December 31, 2004 and 2003

	2004	2003
ASSETS

Cash and due from banks (Note 2)	$9,343,887	$11,939,494
Federal funds sold	5,400,000	13,120,000

Total cash and cash equivalents	14,743,887	25,059,494
Securities available-for-sale (Note 3)	94,085,403	126,786,544
Loans receivable, net (Notes 4, 8 and 12)	244,602,688	247,408,734
Other equity securities (Note 8)	2,929,975	1,223,675
Cash value of life insurance	11,123,602	10,674,891
Accrued interest receivable	2,003,834	2,342,239
Premises and equipment, net (Note 5)	11,712,056	11,109,221
Intangible assets (Note 6)	385,666	5,000
Goodwill (Note 6)	2,934,160	2,549,160
Deferred taxes (Note 10)	686,664	1,050,342
Other assets	945,418	1,348,192

Total assets	$386,153,353	$429,557,492

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Noninterest-bearing demand deposits	$83,981,364	$84,150,318
Savings, NOW and money market demand deposits	156,316,036	154,232,651
Time certificates of deposit (Note 7)	85,032,587	133,482,671

Total deposits	325,329,987	371,865,640
Borrowed funds (Note 8)	6,811,400	6,769,100
Accrued interest payable	427,908	884,908
Accrued expenses and other liabilities	2,139,634	1,711,186

Total liabilities	334,708,929	381,230,834

COMMITMENTS AND CONTINGENCIES (Notes 12 and 13)

SHAREHOLDERS’ EQUITY (Note 11)
Preferred stock, 500,000 shares authorized; none issued	—	—
Common stock, $1.00 par value; 1,500,000 shares authorized; 1,086,206 and 1,081,516 shares issued and outstanding at December 31, 2004 and 2003, respectively	1,086,206	1,081,516
Additional paid-in capital	14,105,488	13,851,755
Retained earnings	36,219,282	33,033,491
Unearned stock compensation	(121,022)	—
Accumulated other comprehensive income (Note 3)	154,470	359,896

Total shareholders’ equity	51,444,424	48,326,658

Total liabilities and shareholders’ equity	$386,153,353	$429,557,492

See Notes to Consolidated Financial Statements.

First MainStreet Financial, Ltd. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Interest and dividend income:
Loans receivable, including fees	$15,641,362	$15,410,621	$16,999,364
Securities available-for-sale:
Taxable	2,926,834	3,812,943	4,839,622
Nontaxable	940,157	1,229,441	1,247,019
Federal funds sold	33,577	143,891	313,085

	19,541,930	20,596,896	23,399,090

Interest expense:
Deposits	3,743,168	5,818,114	5,919,158
Borrowed funds	332,430	332,557	354,237

	4,075,598	6,150,671	6,273,395

Net interest income	15,466,332	14,446,225	17,125,695

Provision for loan losses (Note 4)	—	132,000	792,000

Net interest income after provision for loan losses	15,466,332	14,314,225	16,333,695

Noninterest income:
Service charges on deposit accounts	1,255,714	1,432,094	1,443,359
Gain on sales of securities available-for-sale, net	74,142	495,255	84,691
Trust department	1,047,066	1,020,242	1,144,167
Insurance commission and fee income	2,559,531	2,924,803	2,515,834
Brokerage commissions	626,364	194,649	142,332
Mortgage banking income	531,318	956,879	1,806,050
Increase in cash surrender value of life insurance	511,094	585,933	153,871
Other income	906,808	434,606	602,176

	7,512,037	8,044,461	7,892,480

Noninterest expense:
Employee compensation and benefits (Note 9)	10,334,381	9,677,762	10,615,943
Occupancy expense (Note 13)	2,540,214	2,404,703	2,509,420
Advertising and marketing	318,623	753,618	383,011
Supplies and printing	335,592	346,500	345,336
Other expense	3,220,538	2,915,898	3,694,061

	16,749,348	16,098,481	17,547,771

Income before income taxes	6,229,021	6,260,205	6,678,404

Income tax expense (Note 10)	1,743,580	1,737,699	2,118,576

Net income	$4,485,441	$4,522,506	$4,559,828

Earnings per share:
Basic	$4.14	$4.17	$4.07
Diluted	4.13	4.16	4.06
Dividends declared per share	1.20	1.20	1.20

See Notes to Consolidated Financial Statements.

First MainStreet Financial, Ltd. and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

Years Ended December 31, 2004, 2003 and 2002

	Common Stock	Additional Paid-in Capital	Retained Earnings	Unearned Stock Compensation	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
Balance, December 31, 2001	$1,138,900	$17,731,450	$26,588,764	$—	$580,949	$46,040,063
Comprehensive income:
Net income	—	—	4,559,828	—	—	4,559,828
Change in net unrealized gains and losses on securities available-for-sale, net of reclassification adjustments and tax effects (Note 3)	—	—	—	—	974,542	974,542

Total comprehensive income						5,534,370

Exercise of stock options (Note 9)	—	28,800	—	—	—	28,800
Purchase and retirement of 53,342 shares of common stock	(53,342)	(3,680,598)	—	—	—	(3,733,940)
Cash dividends declared	—	—	(1,335,677)	—	—	(1,335,677)

Balance, December 31, 2002	1,085,558	14,079,652	29,812,915	—	1,555,491	46,533,616
Comprehensive income:
Net income	—	—	4,522,506	—	—	4,522,506
Change in net unrealized gains and losses on securities available-for-sale, net of reclassification adjustments and tax effects (Note 3)	—	—	—	—	(1,195,595)	(1,195,595)

Total comprehensive income						3,326,911

Purchase and retirement of 4,042 shares of common stock	(4,042)	(227,897)	—	—	—	(231,939)
Cash dividends declared	—	—	(1,301,930)	—	—	(1,301,930)

Balance, December 31, 2003	1,081,516	13,851,755	33,033,491	—	359,896	48,326,658
Comprehensive income:
Net income	—	—	4,485,441	—	—	4,485,441
Change in net unrealized gains and losses on securities available-for-sale, net of reclassification adjustments and tax effects (Note 3)	—	—	—	—	(205,426)	(205,426)

Total comprehensive income						4,280,015

Restricted stock grant	2,750	148,527	—	(121,022)	—	30,255
Exercise of stock options (Note 9)	3,000	163,170	—	—	—	166,170
Issuance of common stock	1,830	98,125	—	—	—	99,955
Purchase and retirement of 2,890 shares of common stock	(2,890)	(156,089)	—	—	—	(158,979)
Cash dividends declared	—	—	(1,299,650)	—	—	(1,299,650)

Balance, December 31, 2004	$1,086,206	$14,105,488	$36,219,282	$(121,022)	$154,470	$51,444,424

See Notes to Consolidated Financial Statements.

First MainStreet Financial, Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,485,441	$4,522,506	$4,559,828
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	895,220	853,087	1,008,109
Provision for loan losses	—	132,000	792,000
Amortization and accretion, net	632,452	947,797	723,560
(Gain) on sales of securities available-for-sale, net	(74,142)	(495,255)	(84,691)
Loss on disposal of equipment, net	3,256	60,164	180,814
Amortization of restricted stock	30,255	—	—
(Increase) in cash surrender value of life insurance contracts	(448,711)	(537,514)	(137,377)
Deferred taxes	484,324	430,582	(135,872)
Net change in:
Accrued interest receivable	338,405	52,949	466,691
Other assets	252,074	(627,877)	460,057
Accrued interest payable	(457,000)	(48,739)	304,252
Accrued expenses and other liabilities	429,670	(307,845)	263,405

Net cash provided by operating activities	6,571,244	4,981,855	8,400,776

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available-for-sale	—	(87,016,244)	(71,154,544)
Proceeds from sales of securities available-for-sale	9,929,834	21,053,445	10,182,520
Proceeds from maturities and principal repayment of securities available-for-sale	21,886,913	81,083,610	43,120,359
Net change in loans	2,806,046	(30,796,623)	8,416,372
Purchase of other equity securities	(1,706,300)	(7,800)	(139,099)
Purchase of life insurance contracts	—	—	(10,000,000)
Purchase of premises and equipment	(1,501,311)	(2,934,453)	(1,481,859)
Purchase of insurance agency	(515,000)	—	—

Net cash provided by (used in) investing activities	30,900,182	(18,618,065)	(21,056,251)

(Continued)

First MainStreet Financial, Ltd. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	$(46,535,653)	$12,016,120	$9,740,127
Proceeds from borrowed funds	600,000	—	225,000
Payments on borrowed funds	(557,700)	(157,700)	(159,514)
Cash dividends paid	(1,300,871)	(1,304,599)	(1,575,374)
Purchase and retirement of common stock	(158,979)	(231,939)	(3,733,940)
Proceeds from exercise of stock rights	166,170	—	28,800

Net cash provided by (used in) financing activities	(47,787,033)	10,321,882	4,525,099

Net change in cash and cash equivalents	(10,315,607)	(3,314,328)	(8,130,376)

CASH AND CASH EQUIVALENTS
Beginning of year	25,059,494	28,373,822	36,504,198

End of year	$14,743,887	$25,059,494	$28,373,822

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$4,532,598	$6,199,410	$5,969,143
Income taxes	1,177,554	1,238,453	2,215,613

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of insurance agency:
Equipment acquired	$29,955
Identifiable intangible asset	400,000
Goodwill	385,000

	814,955
Note payable issued	(200,000)
Common stock issued	(99,955)

Cash paid	$515,000

See Notes to Consolidated Financial Statements.

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business: The primary source of income for First MainStreet Financial, Ltd. (the Company) is the origination of consumer, commercial, commercial real estate, and residential real estate loans. The Company makes loans and accepts deposits from customers in the normal course of business primarily in north central Colorado. The Company operates primarily in the banking industry.

Assets held in trust or fiduciary capacity are not assets of the Company and, accordingly, are not included in the accompanying consolidated financial statements.

Principles of consolidation: The consolidated financial statements include the accounts of the Company, which is a bank holding company located in Longmont, Colorado, and its wholly owned subsidiaries, which include First MainStreet Insurance, Ltd., which is an insurance agency offering insurance products and services and First MainStreet Bank, N.A. (the Bank), a federally chartered bank. All significant intercompany balances and transactions have been eliminated.

Use of estimates in preparing financial statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and fair value of securities and financial instruments.

Cash and cash equivalents: For purposes of reporting cash flows, cash and cash equivalents is defined to include the Company’s cash on hand and due from financial institutions and federal funds sold. The Company reports net cash flows for customer loan transactions and deposit transactions.

Securities available-for-sale: Securities classified as available-for-sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors.

Securities available-for-sale are reported at fair value with unrealized gains or losses reported as a separate component of other comprehensive income, net of the related deferred tax effect. The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

The Company periodically reviews securities for other-than-temporary impairment. In estimating other-than-temporary losses, the Company considers the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Declines in the fair value of individual securities, classified as available-for-sale below their amortized cost, that are determined to be other-than-temporary result in write-downs of the individual securities to their fair value with the resulting write-downs included in current earnings as realized losses.

Loans receivable: Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances reduced by the allowance for loan losses, and net deferred loan fees.

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Interest income on loans is accrued over the term of the loans based on the interest method and the amount of principal outstanding except when serious doubt exists as to the collectibility of a loan, in which case the accrual of interest is discontinued. Interest income is subsequently recognized only to the extent that cash payments are received until, in management’s judgment, the borrower has the ability to make contractual interest and principal payments, in which case the loan is returned to accrual status.

Loan origination fees and related costs: Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method.

Allowance for loan losses: The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Loans are considered impaired if full principal or interest payments are not anticipated to be received in accordance with the contractual loan terms. Impaired loans are carried at the present value of expected future cash flows discounted at the loan’s effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require an increase, such increase is reported as a component of the provision for loan losses.

Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one-to-four family residences, residential construction loans, and consumer, home equity and second mortgage loans. Commercial and agricultural loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower’s business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or more. Nonaccrual loans are also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Cash value of life insurance: Bank-owned life insurance consists of investments in life insurance contracts. Earnings on the contracts are based on the earnings on the cash surrender value, less mortality costs.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Premises and equipment: Land is carried at cost. Premises and equipment are carried at cost, less accumulated depreciation and amortization computed principally by using the straight-line method over the estimated useful lives of the assets ranging from 3 to 40 years.

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Financial instruments with off-balance-sheet risk: The Company, in the normal course of business, makes commitments to make loans which are not reflected in the consolidated financial statements. A summary of these commitments is disclosed in Note 12.

Other equity securities: Other equity securities are reported at the lower of cost or estimated fair value. Included in this amount are investments required for membership in the Federal Reserve Bank and the Federal Home Loan Bank of Topeka and an investment in nonmarketable preferred stock of $1,519,000 collateralized by an equal amount of marketable securities.

Goodwill: The excess of the cost of an acquisition over the fair value of the net assets acquired consist of goodwill and other intangible assets (see “Other Intangible Assets” section below). Under the provisions of Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill is subject to at least annual assessments for impairment by applying a fair value based test. The Company reviews goodwill and other intangible assets annually to determine potential impairment by comparing the carrying value of the asset with the anticipated future cash flows.

Other intangible assets: The Company’s other intangible assets consist of customer lists and noncompete agreements obtained through acquisitions. Customer list and noncompete agreements have finite lives and are amortized by the straight-line method over ten and five years, respectively.

Stock-based compensation: Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (of other measurement date) over the amount an employee must pay to acquire the stock. The Company has elected to continue with the accounting methodology in Opinion No. 25. Stock options issued under the Company’s stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them.

As permitted under generally accepted accounting principles, grants under the plan are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for grants under the stock option plan. The impact on reported net income is insignificant, had compensation cost for the stock-based compensation plan been determined based on the grant date fair values of awards (the method described in SFAS Statement No. 123).

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Earnings per common share: Basic earnings per share represents income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method. Earnings per common share have been computed based on the following:

	2004	2003	2002
Net income	$4,485,441	$4,522,506	$4,559,828

Average common shares outstanding	1,082,481	1,084,657	1,121,119
Effect of dilutive options	3,400	2,608	2,419

Average number of common shares outstanding used to calculate diluted earnings per common share	1,085,881	1,087,265	1,123,538

Revenue recognition: Interest income and expense is recognized on the accrual method based on the respective outstanding principal loan and deposit balances. Insurance commissions revenue is recognized ratably over the contract period and other revenue is recognized at the time the service is rendered.

Reclassification: Certain items on the 2003 and 2002 consolidated financial statements were reclassified with no effect on net income or shareholders’ equity to be consistent with the classifications used in the December 31, 2004 statements.

Recent accounting pronouncements:

SFAS No. 123 (Revised 2004) Share-Based Payment: In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment. This statement is a revision of FASB Statement No. 123 and an amendment of FASB Statement No. 95. SFAS No. 123 (Revised 2004) is effective July 1, 2005 and requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the instruments. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This statement is effective for reporting periods beginning after June 15, 2005 for public companies and periods beginning after December 15, 2005 for nonpublic entities.

EITF Issue No. 03-1: In November 2003, the Emerging Issues Task Force reached consensus on EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF Issue No. 03-1 requires tabular disclosure of the amount of unrealized losses and the related fair value of investments with unrealized losses aggregated for each category of investment that is disclosed in accordance with SFAS No. 115. In addition, it requires sufficient narrative disclosure to allow financial statement users to understand both the aggregated tabular information and the positive and negative information considered in reaching the conclusion that the impairments are not other-then-temporary. In March 2004, the Task Force reached a consensus regarding the use of more detailed criteria to evaluate whether an investment is impaired and whether an impairment is other-than-temporary. This was to be effective July 1, 2004. In September 2004, the FASB delayed effectiveness of the new criteria.

SOP 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer: In December 2003, SOP 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, was issued. The SOP is effective for loans acquired in fiscal years beginning after December 15, 2004, with early adoption encouraged. The SOP addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities (loans) acquired in a

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in business combinations and applies to all nongovernmental entities, including not-for-profit organizations.

Note 2.	Restrictions on Cash and Due from Banks

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $1,148,000 and $947,000 at December 31, 2004 and 2003, respectively.

Note 3.	Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, are as follows:

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
Securities available for sale:
U.S. Government and federal agencies	$7,989,218	$—	$(177,647)	$7,811,571
Obligations of states and political subdivisions	24,239,446	716,730	(16,128)	24,940,048
Corporate bonds	2,020,657	33,587	—	2,054,244
Mortgage-backed securities	59,590,889	100,213	(411,562)	59,279,540

	$93,840,210	$850,530	$(605,337)	$94,085,403

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
Securities available for sale:
U.S. Government and federal agencies	$20,344,749	$126,314	$(276,170)	$20,194,893
Obligations of states and political subdivisions	25,216,920	1,122,907	(18,973)	26,320,854
Corporate bonds	3,050,127	112,083	—	3,162,210
Mortgage-backed securities	77,603,483	210,616	(705,512)	77,108,587

	$126,215,279	$1,571,920	$(1,000,655)	$126,786,544

Unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2004 are summarized as follows:

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Securities available for sale:
U.S. Government and federal agencies	$2,987,696	$(12,304)	$4,823,875	$(165,343)	$7,811,571	$(177,647)
Obligations of states and political subdivisions	1,636,944	(7,691)	754,570	(8,437)	2,391,514	(16,128)
Mortgage-backed securities	3,218,919	(22,707)	39,489,654	(388,855)	42,708,573	(411,562)

	$7,843,559	$(42,702)	$45,068,099	$(562,635)	$52,911,658	$(605,337)

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For securities in a continuous unrealized loss position at December 31, 2003, the unrealized losses are less than 12 months.

The total number of security positions in the investment portfolio in an unrealized loss position at December 31, 2004 was 21. All securities with unrealized losses are reviewed by management periodically to determine whether the unrealized losses are other-than-temporary. Unrealized losses in the portfolio at December 31, 2004 resulted from increases in market interest rates and not from deterioration in the creditworthiness of the issuer. Since the Company has the ability and intent to hold these securities until market price recovery or maturity, these investment securities are not considered other-than-temporarily impaired.

The amortized cost and fair value of debt securities as of December 31, 2004 by contractual maturity are shown below. Certain securities have call features which allow the issuer to call the security prior to maturity. Expected maturities may differ from contractual maturities in mortgage-backed securities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Therefore, these mortgage-backed securities are not included in the maturity categories in the following summary:

	Available-for-Sale
	Amortized Cost	Fair Value
Due in one year or less	$2,626,133	$2,667,015
Due after one year through five years	17,565,575	17,617,245
Due after five years through ten years	13,953,368	14,410,282
Thereafter	104,245	111,321

	34,249,321	34,805,863
Mortgage-backed securities	59,590,889	59,279,540

	$93,840,210	$94,085,403

Activities related to the sale of securities available-for-sale are summarized below:

	2004	2003	2002
Proceeds from sales	$9,929,834	$21,053,445	$10,182,520
Gross gains on sales	74,142	512,214	88,385
Gross (losses) on sales	—	(16,959)	(3,694)

Securities with a carrying amount of approximately $21,915,000 and $18,564,000 at December 31, 2004 and 2003, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

Other comprehensive income (loss) components and related taxes were as follows:

	2004	2003	2002
Change in net unrealized gains and losses on securities available-for-sale:
Unrealized gains (losses) arising during the year	$(251,930)	$(1,402,514)	$1,658,850
Reclassification adjustment for gains included in net income	74,142	495,255	84,691

Net change in unrealized gains (losses) on securities available-for-sale	(326,072)	(1,897,769)	1,574,159
Tax effect	120,646	702,174	(599,617)

Other comprehensive income (loss)	$(205,426)	$(1,195,595)	$974,542

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 4.	Loans Receivable, Net

Year-end loans receivable were as follows:

	2004	2003
Commercial	$30,031,543	$26,460,778
Commercial real estate	159,749,036	166,138,275
Other real estate	41,640,165	40,606,697
Agricultural	6,781,104	5,998,264
Consumer	6,264,540	7,957,175
Lease financing	4,498,928	4,760,540

	248,965,316	251,921,729
Less:
Allowance for loan losses	(3,460,294)	(3,608,119)
Net deferred loan fees	(902,334)	(904,876)

	$244,602,688	$247,408,734

Activity in the allowance for loan losses for the years ended December 31 was as follows:

	2004	2003	2002
Beginning balance	$3,608,119	$4,008,905	$3,403,937
Provision for loan losses	—	132,000	792,000
Recoveries	64,491	99,567	38,413
Charge-offs	(212,316)	(632,353)	(225,445)

Ending balance	$3,460,294	$3,608,119	$4,008,905

The following is a summary of information pertaining to impaired loans (nonaccrual loans) as of and for the years ended December 31, 2004 and 2003.

	2004	2003
Impaired loans, for which an allowance has been provided	$1,221,000	$1,087,000
Valuation allowance related to impaired loans	824,000	664,000
Average balance of impaired loans	1,571,000	1,830,000
Interest income recognized on impaired loans	—	—

There are no impaired loans for which an allowance has not been provided.

Note 5.	Premises and Equipment, Net

Year-end premises and equipment were as follows:

	2004	2003
Land	$4,043,677	$4,043,677
Buildings	8,896,602	7,705,116
Leasehold improvements	433,528	431,633
Furniture, fixtures and equipment	6,195,946	5,838,479
Software license	1,455,807	1,396,311
Construction in progress	398,561	1,110,677

	21,424,121	20,525,893
Less accumulated depreciation	(9,712,065)	(9,416,672)

	$11,712,056	$11,109,221

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 6.	Goodwill and Intangibles

The following table presents the changes in the carrying amount of goodwill as of December 31, 2004 and 2003:

	2004	2003
Balance at beginning of period	$2,549,160	$2,549,160
Goodwill related to purchase of insurance agency	385,000	—

Balance at end of period	$2,934,160	$2,549,160

The following table presents the changes in the carrying amount of other intangible assets, gross carrying amount, accumulated amortization and net book value as of December 31, 2004 and 2003:

	2004	2003
Balance at beginning of period	$5,000	$7,000
Amortization expense	(19,334)	(2,000)
Other intangibles from purchase of insurance agency	400,000	—

Balance at end of period	$385,666	$5,000

Gross carrying amount	$410,000	$10,000
Less accumulated amortization	(24,334)	(5,000)

Net book value	$385,666	$5,000

The estimated aggregate amortization expense is approximately $45,000 for each of the next five years. No impairment losses on goodwill or other intangibles were incurred in 2004, 2003 or 2002.

Note 7.	Deposits

Time certificates of deposit in denominations of $100,000 or more were approximately $38,008,000 and $61,482,000 at December 31, 2004 and 2003, respectively.

At December 31, 2004, the scheduled maturities of certificates of deposit were as follows:

2005	$67,660,180
2006	11,696,793
2007	2,788,241
2008	2,150,591
2009	736,782

$85,032,587

Note 8.	Borrowed Funds

The Bank is a member of the Federal Home Loan Bank of Topeka. The Bank had advances at December 31, 2004 and 2003 totaling $6,611,400 and $6,769,100, respectively. The advances are due in annual principal payments or upon maturity. Interest is paid monthly at fixed rates with a weighted average rate of 4.78%. The

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Bank has pledged Federal Home Loan Bank stock and one-to-four family and multifamily residential mortgages to secure these borrowings. The insurance agency also has a $200,000 unsecured, 5% note payable to an individual as of December 31, 2004. The maturities are as follows:

2005	$100,000
2006	5,580,400
2007	—
2008	—
2009	—
Thereafter	1,131,000

$6,811,400

The Company has a $1,000,000 revolving note secured by all of the stock of the Bank which bears interest at prime rate less 25 basis points and matures in September 2005. There were no borrowings outstanding at December 31, 2004 and 2003.

Note 9.	Employee Benefits

Stock option plan: The Company has a stock option plan which permits the issuance of options to certain employees and directors of the Company and its subsidiaries. The aggregate number of options granted is limited to 50,000 shares. 7,000 options at $36 per share were granted under the plan in 2001. These shares are immediately exercisable and expire in 2011. 3,000 options at $55 per share have been granted and exercised under the plan in 2004.

	Shares Under Options
	2004	2003	2002
Options outstanding, beginning of the year	7,000	7,000	8,229
Options granted	3,000	—	—
Options exercised	(3,000)	—	(740)
Options forfeited	—	—	—
Options expired	—	—	(489)

Options outstanding, end of the year	7,000	7,000	7,000

Exercisable at year-end	7,000	7,000	7,000

Restated stock grant: The Company has issued an award of restricted stock to an executive officer of 2,750 shares which vests over five years at 550 shares per year and are subject to forfeiture and other restrictions. This award is recognized as compensation expense over the five year vesting period.

401(k) plan: The Company has a 401(k) plan covering substantially all full-time employees. Contribution expense for the years ended December 31, 2004 and 2003, was approximately $284,000 and $340,000, respectively.

Deferred compensation: The Company has entered into deferred compensation agreements with key executives which provide benefits payable at age 65, upon termination without cause, or if they become totally disabled. The present value of the estimated liability under the agreement is being accrued ratably over the remaining years to the date when the employee is first eligible for benefits. A liability of approximately $352,000 and $182,000 is included in other liabilities at December 31, 2004 and 2003, respectively.

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Employment agreements: The Company entered into three employment agreements with executive officers. One agreement is for an initial term of employment for five years and shall be automatically extended for additional one-year terms unless advised otherwise by the Board of Directors. Two agreements are for an initial term of employment of three years and shall be automatically extended for additional one-year terms unless advised otherwise by the Board of Directors. Upon an event of termination, one executive officer would receive severance benefits equal to their average monthly compensation payable for two years, while two executive officers would receive severance benefits equal to their average monthly compensation payable for one year.

Note 10.	Income Taxes

Federal and state income tax expense was comprised of the following components for the years ended December 31, 2004, 2003 and 2002:

	2004	2003	2002
Current	$1,259,256	$1,307,117	$2,254,448
Deferred	484,324	430,582	(135,872)

	$1,743,580	$1,737,699	$2,118,576

A reconciliation of expected federal income tax expense to the income tax expense included in the statements of income was as follows for the years ended December 31, 2004, 2003 and 2002:

	2004		2003		2002
	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income
Computed “expected” tax expense	$2,118,000	34.0%	$2,128,000	34.0%	$2,270,657	34.0%
Increase (decrease) resulting from:
Tax exempt income, net	(376,000)	(5.9)	(387,000)	(6.2)	(278,715)	(4.2)
State income taxes, net of federal benefit	146,000	1.8	117,000	1.9	167,310	2.5
(Increase) in cash surrender value of life insurance	(153,000)	(2.4)	(181,000)	(2.9)	(48,719)	(0.7)
Other, net	8,580	0.5	60,699	1.0	8,043	2.0

	$1,743,580	28.0%	$1,737,699	27.8%	$2,118,576	33.6%

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The net deferred tax assets consist of the following as of December 31, 2004 and 2003:

	2004	2003
Deferred tax assets:
State net operating loss carryforwards	$167,394	$308,000
Deferred compensation	177,007	101,500
Allowance for loan losses	1,110,482	1,163,505
Other	—	83,387

	1,454,883	1,656,392

Deferred tax liabilities:
Net unrealized gain on securities available-for-sale	90,721	211,367
Premises and equipment	431,685	247,726
Basis in FHLB stock	27,458	13,764
Intangibles	204,330	133,193
Other	14,025	—

	768,219	606,050

Net deferred tax assets before valuation allowance	686,664	1,050,342
Valuation allowance	—	—

Net deferred tax assets	$686,664	$1,050,342

State net operating loss carryforwards for tax purposes as of December 31, 2004 have the following expiration dates:

2006	$1,822,000
2007	2,733,000
2008	923,000

$5,478,000

Note 11.	Capital Requirements and Restrictions on Retained Earnings

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes the Company and the Bank meet all capital adequacy requirements to which they are subject as of December 31, 2004.

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2004, the most recent notification from the federal banking regulators categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The actual capital amounts and ratios as of December 31, 2004 and 2003 are presented below:

	Actual		Minimum Requirement for Capital Adequacy Purposes		Minimum Requirement to Be Well- Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2004:
Company
Total capital (to risk-weighted assets)	$51,412	17.8%	$23,070	8.0%	$—	—%
Tier 1 capital (to risk-weighted assets)	47,952	16.6	11,535	4.0	—	—
Tier 1 capital (to average assets)	47,952	12.5	15,349	4.0	—	—
First MainStreet Bank, N.A.
Total capital (to risk-weighted assets)	$50,657	17.6%	$23,026	8.0%	$28,782	10.0%
Tier 1 capital (to risk-weighted assets)	47,197	16.4	11,513	4.0	17,269	6.0
Tier 1 capital (to average assets)	47,197	12.3	15,307	4.0	19,134	5.0

As of December 31, 2003:
Company
Total capital (to risk-weighted assets)	$49,021	16.2%	$24,216	8.0%	$—	—%
Tier 1 capital (to risk-weighted assets)	45,413	15.0	12,108	4.0	—	—
Tier 1 capital (to average assets)	45,413	10.8	16,808	4.0	—	—
First MainStreet Bank, N.A.
Total capital (to risk-weighted assets)	$48,340	16.0%	$24,185	8.0%	$30,231	10.0%
Tier 1 capital (to risk-weighted assets)	44,732	14.8	12,092	4.0	18,138	6.0
Tier 1 capital (to average assets)	44,732	10.7	16,761	4.0	20,951	5.0

The Bank is restricted as to the amount of dividends which may be paid to the Company without prior regulatory approval. As of December 31, 2004, amounts available for payment of dividends from the Bank to the Company are approximately $4,724,000.

Note 12.	Commitments and Contingencies

Financial instruments with off-balance-sheet risk: In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based upon management’s credit evaluation of the counterparty. Collateral held varies but may include account receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Bank would be required to fund the commitment. The maximum potential amount of future payments the Bank could be required to make is represented by the contractual amount shown in the summary below. If the commitment is funded, the Bank would be entitled to seek recovery from the customer. At December 31, 2004 and 2003, no amounts have been recorded as liabilities for the Bank’s potential obligations under these guarantees.

As of December 31, 2004 and 2003, commitments to extend credit aggregated approximately $39,695,000 and $37,140,000, respectively. As of December 31, 2004 and 2003, standby letters of credit aggregated approximately $5,094,000 and $4,058,000, respectively. Management does not expect that all of these commitments will be funded.

Concentration of credit risk: The Bank makes agricultural, commercial, real estate and consumer loans to customers primarily in north central Colorado. A substantial portion of the Bank’s customers’ abilities to honor their contracts is dependent on the business economy in Longmont and Ft. Collins, Colorado and the surrounding region. Although the Bank’s loan portfolio is diversified, there is a relationship in this region between the local economy and the economic performance of loans made to the Bank’s customers. The Bank’s lending policies require loans to be well-collateralized and supported by cash flows.

Aside from cash on hand, the majority of the Company’s cash is maintained at upstream correspondent banks. The total amount of cash on deposit and federal funds sold exceeded federal insured limits. In the opinion of management, no material risk of loss exists due to the financial condition of the upstream correspondent banks.

Contingencies: The Company and its subsidiaries are subject to certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial position or results of operations of the Company.

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 13.	Lease Commitment

The Company has leased premises and equipment under various noncancelable operating lease agreements which expire at various times through February 2007. Four of the leases require the payment of property taxes, normal maintenance and insurance on the properties. The approximate total minimum rental commitment, at December 31, 2004, including premises rental commitments to shareholders (related party), under the leases is as follows:

	Related Party	Nonrelated Party	Total
2005	$306,534	$104,777	$411,311
2006	174,051	78,077	252,128
2007	165,264	24,233	189,497
2008	165,264	—	165,264
2009	13,771	—	13,771

	$824,884	$207,087	$1,031,971

The rental expense included in the income statements for the years ended December 31, 2004 and 2003 is approximately $547,000 and $486,000, respectively.

Note 14.	Fair Values of Financial Instruments

The following presents the carrying amount and estimated fair value of the financial instruments held by the Company at December 31, 2004 and 2003. This information is presented solely for compliance with SFAS No. 107 and is subject to change over time based on a variety of factors.

	2004		2003
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Selected assets:
Cash and cash equivalents	$14,743,887	$14,744,000	$25,059,494	$25,059,000
Securities available-for-sale	94,085,403	94,085,000	126,786,544	126,787,000
Loans receivable, net	244,602,688	244,884,000	247,408,734	250,822,000
Other equity securities	2,929,975	2,930,000	1,223,675	1,224,000
Accrued interest receivable	2,003,834	2,004,000	2,342,239	2,342,000

Selected liabilities:
Deposits	325,329,987	325,968,000	371,865,640	373,354,000
Borrowed funds	6,811,400	6,808,000	6,769,100	6,774,000
Accrued interest payable	427,908	428,000	884,908	885,000

The following sets forth the methods and assumptions used in determining the fair value estimates for the Company’s financial instruments at December 31, 2004 and 2003.

Cash and cash equivalents: The carrying amount of cash and cash equivalents is assumed to approximate the fair value.

Securities available-for-sale: Quoted market prices or dealer quotes were used to determine the fair value of securities available-for-sale.

Loans receivable, net: The fair value of loans receivable, net, was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

ratings and for similar remaining maturities. When using the discounting method to determine fair value, loans were gathered by homogeneous groups with similar terms and conditions and discounted at a target rate at which similar loans would be made to borrowers as of December 31, 2004 and 2003. In addition, when computing the estimated fair value for all loans, allowances for loan losses have been subtracted from the calculated fair value for consideration of credit issues.

Other equity securities: The carrying amount of other equity securities is assumed to approximate the fair value.

Accrued interest receivable: The carrying amount of accrued interest receivable is assumed to approximate the fair value.

Deposits: The fair value of deposits was determined as follows: (i) for noninterest-bearing demand deposits, savings, NOW and money market demand deposits, since such deposits are immediately withdrawable, fair value is determined to approximate the carrying value (the amount payable on demand); (ii) for time certificates of deposit, the fair value has been estimated by discounting expected future cash flows by the current rates offered as of December 31, 2004 and 2003 on certificates of deposit with similar remaining maturities.

Borrowed funds: The fair value of borrowed funds was estimated by discounting the expected future cash flows using current interest rates for advances with similar terms and remaining maturities.

Accrued interest payable: The carrying amount of accrued interest payable is assumed to approximate the fair value.

Off-balance-sheet instruments, loan commitments: The carrying value and fair value for the Company’s off-balance-sheet lending commitments (standby letters of credit and commitments to extend credit) are considered insignificant.

Limitations: It must be noted that fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. Additionally, fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business, customer relationships and the value of assets and liabilities that are not considered financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company’s entire holdings of a particular financial instrument for sale at one time. Furthermore, since no market exists for certain of the Company’s financial instruments, fair value estimates may be based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with a high level of precision. Changes in assumptions as well as tax considerations could significantly affect the estimates. Accordingly, based on the limitations described above, the aggregate fair value estimates are not intended to represent the underlying value of the Company, on either a going concern or a liquidation basis.

Note 15.	Related-Party Transactions

In the ordinary course of business, the bank grants loans to principal officers, directors and their affiliates amounting to $17,089,000 at December 31, 2004 and $17,296,000 at December 31, 2003. During the year ended December 31, 2004 total principal additions were $9,494,000 and total principal payments were $9,701,000.

Deposits from related parties held by the bank at December 31, 2004 and 2003 amounted to approximately $8,073,000 and $7,600,000, respectively.

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 16.	Pending Merger and Definitive Agreement

On December 20, 2004 the Company entered into a definitive agreement and plan of merger with Centennial Bank Holdings, Inc. whereby Centennial will acquire the Company by issuing stock valued at $105 million, based on a per share value of $10.50, in exchange for all of the outstanding common stock and options of Company. This acquisition is subject to approval of the shareholders of the Company and bank regulatory authorities and is expected to close early in the fourth quarter of 2005.

Note 17.	Parent Company Only Condensed Financial Information

The following is condensed financial information of First MainStreet Financial, Ltd. (parent company only).

Balance Sheets

(Parent Company Only)

December 31, 2004 and 2003

	2004	2003
ASSETS
Cash	$700,489	$379,477
Investment in subsidiaries	51,009,785	48,210,772
Deferred taxes	10,549	15,438
Other assets	113,977	90,701

Total assets	$51,834,800	$48,696,388

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Dividend payable	$325,862	$327,084
Accrued expenses and other liabilities	64,514	42,646

	390,376	369,730

SHAREHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	1,086,206	1,081,516
Additional paid-in capital	14,105,488	13,851,755
Retained earnings	36,219,282	33,033,491
Unearned stock compensation	(121,022)	—
Accumulated other comprehensive income	154,470	359,896

Total shareholders’ equity	51,444,424	48,326,658

Total liabilities and shareholders’ equity	$51,834,800	$48,696,388

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Statements of Income

(Parent Company Only)

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Operating income:
Dividends from subsidiaries	$2,096,350	$1,802,900	$5,228,720
Equity in net income of subsidiary	2,704,485	2,995,577	(301,908)
Interest income	—	299	218

	4,800,835	4,798,776	4,927,030

Operating expenses:
Interest expense	1,592	—	—
Salaries and employee benefits	254,178	187,400	418,696
Other	244,824	70,071	163,506

	500,594	257,471	582,202

Income before income tax	4,300,241	4,541,305	4,344,828
Income tax expense (benefit)	(185,200)	18,799	(215,000)

Net income	$4,485,441	$4,522,506	$4,559,828

First MainStreet Financial, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Statements of Cash Flows

(Parent Company Only)

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,485,441	$4,522,506	$4,559,828
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in net income of subsidiaries	(2,704,485)	(2,995,577)	301,908
Amortization of restricted stock	30,255	—	—
Deferred taxes	4,889	(13,510)	22,377
Net change in:
Other assets	(23,277)	4,507	155,762
Accrued expenses and other liabilities	21,869	(173,040)	187,815

Net cash provided by operating activities	1,814,692	1,344,886	5,227,690

CASH FLOWS FROM INVESTING ACTIVITIES, investment in subsidiary	(200,000)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowed funds	40,000	—	—
Payment on borrowed funds	(40,000)	—	—
Purchase and retirement of common stock	(158,979)	(231,939)	(3,733,940)
Proceeds from exercise of stock rights	166,170	—	28,800
Cash dividends paid	(1,300,871)	(1,304,599)	(1,575,374)

Net cash (used in) financing activities	(1,293,680)	(1,536,538)	(5,280,514)

Net increase (decrease) in cash	321,012	(191,652)	(52,824)

CASH
Beginning of year	379,477	571,129	623,953

End of year	$700,489	$379,477	$571,129